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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-73301


                             Prospectus Supplement

          The Prospectus dated July 1, 1999, relating to the offering for resale of 1,201,154 shares of Common Stock of True North Communications Inc., a form of which was filed with the Securities and Exchange Commission on July 9, 1999, is hereby supplemented to amend and include the following information in the "Selling Stockholders" table:

                                                                               Number of Shares to
                                                                               be Beneficially
                                                                               Owned after
                          Number of Shares                                     Offering, Assuming
Name of Selling           Beneficially Owned         Maximum Number of         All Shares Offered
Stockholder               Prior to the Offering      Shares to be Offered      are Distributed
----------------------    ---------------------      --------------------      -------------------
Theodore H. Pincus                   701,207/1/                    70,120                        0

Theodore H. Pincus,                        0                      631,087                        0
Trustee of the
Theodore H. Pincus
Declaration of Trust
Dated 6/10/92

          This Prospectus Supplement is dated July 16, 1999.

---------------------
/1/ Subsequent to the commencement of the Offering, Theodore H. Pincus transferred 631,087 of the 701,207 shares held by him prior to the Offering to the other Selling Stockholder listed above in the amount listed in the column captioned "Maximum Number of Shares to be Offered" opposite such Selling Stockholder's name.